EXHIBIT 99.1

• Press Release

For immediate release

Company contact: Jennifer Martin, Director of Investor Relations, (303) 312-8155

BILL BARRETT CORPORATION TO RELEASE SECOND QUARTER 2008

RESULTS ON AUGUST 5, 2008

DENVER – June 19, 2008 – Bill Barrett Corporation (NYSE: BBG) plans to release its second quarter financial and operating results before the market opens on Tuesday, August 5, 2008 and will host a conference call to discuss results at 12:00 p.m. EDT, also on August 5.

Please join Bill Barrett Corporation via the Internet for a webcast of the conference call:

Date/Time:	Tuesday, August 5, 2008 at 12:00 p.m. EDT (10:00 a.m. MDT)

Webcast:	Live and archived webcast available at www.billbarrettcorp.com, then click on “Second Quarter 2008 Results - Webcast” under “Current Events” on the homepage

Alternatively, you may join by telephone:

Call-in Number:	866-362-4831 US/Canada
617-597-5347 International

Passcode:	17407682

A telephonic replay will be available approximately two hours after the call on Tuesday, August 5, 2008 through Friday, August 8, 2008. You may access this replay at:

Replay Number:	888-286-8010 US/Canada
617-801-6888 International

Passcode:	10233073

It was previously announced that Chairman and Chief Executive Officer Fred Barrett will present at the Wachovia 18th Annual Nantucket Equity Conference on Wednesday, June 25, 2008. The date and time of the presentation has changed to Tuesday, June 24, 2008 at 1:30 p.m. EDT. This event will be webcast and the webcast may be accessed on the Company’s website homepage, at www.billbarrettcorp.com, under “Current Events” and will be available live and for replay.

About Bill Barrett Corporation

Bill Barrett Corporation, headquartered in Denver, Colorado, explores for and develops natural gas and oil in the Rocky Mountain region of the United States. Additional information about the Company may be found on its website www.billbarrettcorp.com.

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